As filed with the Securities and Exchange Commission on May 16, 2018

Registration No. 333‑__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________

American Electric Power Company, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-4922640 (I.R.S. Employer Identification No.)
1 Riverside Plaza, Columbus, Ohio 43215
(Address of Principal Executive Offices) (Zip Code)

American Electric Power System
Supplemental Retirement Savings Plan
Incentive Compensation Deferral Plan
(Full title of the plan)
___________
THOMAS G. BERKEMEYER, Associate General Counsel
AMERICAN ELECTRIC POWER SERVICE CORPORATION
1 Riverside Plaza
Columbus, Ohio 43215
(614) 716-1648
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [X]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2) of the Securities Act. [ ]

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Deferred Compensation Obligations	$200,000,000(1)	100%	$200,000,000	$24,900

(1)Represents unsecured obligations of American Electric Power Company, Inc. to pay deferred compensation in the future in accordance with the American Electric Power System Supplemental Retirement Savings Plan and the American Electric Power System Incentive Compensation Deferral Plan.

(2)	Determined in accordance with Rule 457(h).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	PLAN INFORMATION

Not required to be filed with this Registration Statement.*

Item 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Not required to be filed with this Registration Statement.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission by American Electric Power Company, Inc. (“AEP”) are incorporated by reference herein:

(i)	Annual Report on Form 10-K of AEP for the fiscal year ended December 31, 2017;

(ii)	Quarterly Report on Form 10-Q of AEP for the fiscal quarter ended March 31, 2018; and

(iii)	Current Report on Form 8-K dated April 24, 2018; and

(iv)
The description of AEP’s common stock, par value $6.50 per share, set forth in AEP’s Registration Statement on Form S-3 filed December 14, 2017 (Commission File Number 333-222068) and any amendments, reports or other filings filed with the Securities and Exchange Commission for the purpose of updating that description.

All documents subsequently filed by AEP pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	DESCRIPTION OF SECURITIES

The securities registered hereby are deferred compensation obligations, which are fully described in the American Electric Power System Supplemental Retirement Savings Plan and the American Electric Power System Incentive Compensation Deferral Plan (the “Plans”).

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, has passed upon the legality of the securities registered hereby. Mr. Berkemeyer is eligible to participate in the Plans.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The New York Business Corporation Law (“BCL”), Article 7, Sections 721-726 provide for the indemnification and advancement of expenses to officers and directors. Section 721 provides that indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled.

Section 722 of the BCL provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. In addition, statutory indemnification may not be provided in derivative actions (i) which are settled or otherwise disposed of or (ii) in which the director or officer is adjudged liable to the corporation, unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnity.

Section 723 of the BCL provides that statutory indemnification is mandatory where the director or officer has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding. Section 723 also provides that expenses of defending a civil or criminal action or proceeding may be advanced by the corporation upon receipt of an undertaking to repay them if and to the extent the recipient is ultimately found not to be entitled to indemnification. Section 725 provides for repayment of such expenses when the recipient is ultimately found not to be entitled to indemnification. Section 726 provides that a corporation may obtain indemnification insurance indemnifying itself and its directors and officers.

Section 402(b) of the BCL provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating, with certain exceptions, the personal liability of directors to a corporation or its shareholders for damages for any breach of duty in such capacity. The certificate of incorporation of the registrant contains provisions eliminating the personal liability of directors to the extent permitted by New York law. The bylaws of the registrant provide for the indemnification of directors and officers of the registrant to the full extent permitted by law.

The above is a general summary of certain provisions of the registrant’s bylaws and the BCL and is subject in all respects to the specific and detailed provisions of the registrant’s bylaws and the BCL.

The registrant maintains insurance policies insuring its directors and officers against certain obligations that may be incurred by them.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.	EXHIBITS

Exhibit Number	Description
3.1	Composite of the Restated Certificate of Incorporation of AEP, dated April 23, 2015 [File No. 1-3525, Quarterly Report on Form 10-Q for the period ended June 30, 2015, Exhibit 3]
3.2	Composite By-laws of AEP, as amended as of October 20, 2015 [File No. 1-3525, Current Report on Form 8-K, filed October 21, 2015, Exhibit 3(b)]
4.01	AEP System Supplemental Retirement Savings Plan, Amended and Restated as of January 1, 2011 [File No. 1-3525, Annual Report on Form 10-K for the period ended December 31, 2010, Exhibit 10]
4.02
Amendment to AEP System Supplemental Retirement Savings Plan, as Amended and Restated as of January 1, 2011 [File No. 1-3525, Annual Report on Form 10-K for the period ended December 31, 2014, Exhibit 10(1)(1)(A)]

4.03	AEP System Incentive Compensation Deferral Plan, Amended and Restated as of January 1, 2008 [File No. 1-3525, Annual Report on Form 10-K for the period ended December 31, 2008, Exhibit 10(p)]
4.04
First Amendment to AEP System Incentive Compensation Deferral Plan, as Amended and Restated effective January 1, 2008 [File No. 1-3525, Annual Report on Form 10-K for the period ended December 31, 2011, Exhibit 10(p)(1)(A)]

4.05
Second Amendment to AEP System Incentive Compensation Deferral Plan, as Amended and Restated as of January 1, 2008 [File No. 1-3525, Annual Report on Form 10-K for the period ended December 31, 2014, Exhibit 10(q)(2)(A)]

23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP (included in Exhibit 5)
24	Power of Attorney and Resolutions of AEP

Item 9.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1) (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 16th day of May, 2018.

AMERICAN ELECTRIC POWER COMPANY, INC.

Nicholas K. Akins*
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(i) Principal Executive Officer:
Nicholas K. Akins*	Chief Executive Officer	May 16, 2018

(ii) Principal Financial Officer:

/s/ Brian X. Tierney	Executive Vice President and Chief Financial Officer	May 16, 2018
Brian X. Tierney

(iii) Principal Accounting Officer:

/s/ Joseph M. Buonaiuto	Senior Vice President, Controller and Chief Accounting Officer	May 16, 2018
Joseph M. Buonaiuto

(iv) A Majority of the Directors:

*Nicholas K. Akins
* David J. Anderson
* J. Barnie Beasley, Jr.
*Ralph D. Crosby, Jr.
* Linda A. Goodspeed
* Thomas E. Hoaglin
*Sandra Beach Lin
*Richard C. Notebaert
*Lionel L. Nowell, III
*Stephen S. Rasmussen
*Oliver G. Richard, III
*Sara Martinez Tucker

* By: /s/ Brian X. Tierney
(Brian X. Tierney, Attorney-in-Fact)

Exhibit Index

Certain of the following exhibits, designated with an asterisk (*), have heretofore been filed with the Commission and, pursuant to 17 C.F.R. Sections 201.24 and 230.411, are incorporated herein by reference to the documents indicated following the descriptions of such exhibits.

Exhibit Number	Description

*3.1	Composite of the Restated Certificate of Incorporation of AEP, dated April 23, 2015 [File No. 1-3525, Quarterly Report on Form 10-Q for the period ended June 30, 2015, Exhibit 3]
*3.2	Composite By-laws of AEP, as amended as of October 20, 2015 [File No. 1-3525, Current Report on Form 8-K, filed October 21, 2015, Exhibit 3(b)]
*4.01	AEP System Supplemental Retirement Savings Plan, Amended and Restated as of January 1, 2011 [File No. 1-3525, Annual Report on Form 10-K for the period ended December 31, 2010, Exhibit 10]
*4.02
Amendment to AEP System Supplemental Retirement Savings Plan, as Amended and Restated as of January 1, 2011 [File No. 1-3525, Annual Report on Form 10-K for the period ended December 31, 2014, Exhibit 10(1)(1)(A)]

*4.03	AEP System Incentive Compensation Deferral Plan, Amended and Restated as of January 1, 2008 [File No. 1-3525, Annual Report on Form 10-K for the period ended December 31, 2008, Exhibit 10(p)]
*4.04
First Amendment to AEP System Incentive Compensation Deferral Plan, as Amended and Restated effective January 1, 2008 [File No. 1-3525, Annual Report on Form 10-K for the period ended December 31, 2011, Exhibit 10(p)(1)(A)]

*4.05
Second Amendment to AEP System Incentive Compensation Deferral Plan, as Amended and Restated as of January 1, 2008 [File No. 1-3525, Annual Report on Form 10-K for the period ended December 31, 2014, Exhibit 10(q)(2)(A)]

5	Opinion of Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP, as to the legality of the securities being registered
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Deloitte & Touche LLP
23.3	Consent of Thomas G. Berkemeyer, Esq., Associate General Counsel of American Electric Power Service Corporation, a wholly owned subsidiary of AEP (included in Exhibit 5)
24	Power of Attorney and Resolutions of AEP